Exhibit 99.1

Quidel Contact:	Media and Investors Contact:
Quidel Corporation	Quidel Corporation
Randy Steward	Ruben Argueta
Chief Financial Officer	858.646.8023
858.552.7931	rargueta@quidel.com

QUIDEL ANNOUNCES PRELIMINARY REVENUE FOR FOURTH QUARTER 2021;
QUIDEL TO PRESENT VIRTUALLY AT 40th ANNUAL J.P. MORGAN HEALTHCARE CONFERENCE

SAN DIEGO — (BUSINESS WIRE)—January 6, 2022—Quidel Corporation (NASDAQ: QDEL) (“Quidel”), a provider of rapid diagnostic testing solutions, cellular-based virology assays and molecular diagnostic systems, announced today that it expects total revenues in the fourth quarter of 2021 to be in the range of $633 million to $637 million and full year total revenue to be in the range of $1,695 million to $1,699 million. COVID-19 revenues in the fourth quarter of 2021 are expected to be approximately $510 million.

“The fourth quarter of 2021 put the final exclamation point on a truly outstanding and transformational year for Quidel,” said Douglas Bryant, President and Chief Executive Officer of Quidel. “From the opening of our largest American immunoassay manufacturing facility to date in just nine months, to shipping nearly 77 million total rapid immunoassay tests in the quarter, to announcing our definitive agreement to acquire Ortho Clinical Diagnostics Holdings plc (“Ortho”), Quidel emerged from a challenging year with the strongest portfolio of physical, financial, and intellectual assets in our history. Quidel has never been more capable, more consequential or more committed than we are today – which only fuels our confidence for the successes ahead.”

Mr. Bryant added, “We’ve always believed that rapid tests are critical for both peace of mind and improved public health. That’s why we never wavered in our drive to maximize test development and manufacturing capacity, which proved to be the right decision with the rise of both Delta and Omicron variants. In the fourth quarter of 2021, we sold approximately 65 million QuickVue® COVID-19 antigen tests and over 4 million Sofia® SARS antigen tests – the highest quarterly sales volume for tests for Quidel. We continue to work diligently to meet demand from government, retail, employers and distributors for our QuickVue At-Home OTC COVID-19 test. We’ve also expanded our installed base of Sofia analyzers to over 76,000 instrument placements, further broadening our footprint at the point of care and increasing opportunities in the professional setting to introduce our full portfolio of assays to patients and providers.”

Mr. Bryant concluded, “Our performance in the fourth quarter of 2021 and the full year reflects the professionalism and resolve of our people to advance diagnostics excellence and better serve our customers and constituents across the healthcare spectrum. As we look forward to the first half of 2022, we anticipate adding two new transformative drivers to what we have already built. First, the U.S. introduction and global acceleration of our revolutionary Savanna® multiplex molecular analyzer platform that enables professional customers to analyze up to 12 pathogens or targets, plus controls, from a single sample, run in less than 25 minutes. Second, the opportunity to extend Quidel’s point-of-care testing to include clinical laboratories and transfusion medicine once we successfully close our acquisition of Ortho. The synergies of our and Ortho’s complementary product portfolios, robust innovation pipelines and enhanced global reach position the combined company to substantially increase its global addressable market and meaningfully expand its commercial reach.”

These preliminary results are based on management’s initial analysis of operations for the quarter ended December 31, 2021. Quidel expects to issue full financial results for the fourth quarter of 2021 and full year 2021 in February.

Quidel to Present at 40th Annual J.P. Morgan Healthcare Conference
Quidel will present at the 40th Annual J.P. Morgan Healthcare Conference to be held virtually on Wednesday, January 12, 2022.

Douglas Bryant will present that day at 1:30 p.m. Eastern time (10:30 a.m. Pacific time) with a question-and-answer session scheduled immediately following the presentation. During the presentation, Quidel will discuss business and financial developments and trends. Quidel's statements may contain or constitute material information that has not been previously disclosed.

A live webcast and audio archive of the presentation will be available via the Investor Relations section of Quidel’s Web site at https://ir.quidel.com, or by clicking on the link below:

https://jpmorgan.metameetings.net/events/healthcare22/sessions/40551-quidel-corporation/webcast?gpu_only=true&kiosk=true

Participants should allow approximately five to ten minutes prior to the presentation's start time to visit the site and download any streaming media software needed to listen to the Internet webcast. A replay of the webcast will also be available on Quidel’s Web site for 14 days.

About Quidel Corporation
Quidel Corporation (Nasdaq: QDEL) is a leading manufacturer of diagnostic solutions at the point of care, delivering a continuum of rapid testing technologies that further improve the quality of health care throughout the globe. An innovator for over 40 years in the medical device industry, Quidel pioneered the first FDA-cleared point-of-care test for influenza in 1999 and was the first to market a rapid SARS-CoV-2 antigen test in the U.S. Under trusted brand names Sofia, Solana®, Lyra®, Triage® and QuickVue, Quidel’s comprehensive product portfolio includes tests for a wide range of infectious diseases, cardiac and autoimmune biomarkers, as well as a host of products to detect COVID-19. Quidel’s mission is to provide patients with immediate and frequent access to highly accurate, affordable testing for the good of our families, our communities and the world. For more information about Quidel, visit quidel.com.

View our story told by our people at www.quidel.com/ourstory.

NO OFFER OR SOLICITATION
The information in this press release is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed business combination transaction among Quidel Corporation (the “Company”), Ortho Clinical Diagnostics Holdings plc (“Ortho”) and Coronado Topco, Inc. (“Topco”) or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
In connection with the proposed business combination transaction among the Company, Ortho and Topco, Topco will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “Commission”) that will contain a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction. YOU ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) WHEN IT BECOMES AVAILABLE AND THE OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, ORTHO AND THE PROPOSED TRANSACTION. The joint proxy statement/prospectus will be mailed to the Company’s shareholders and Ortho’s shareholders when available. You will also be able to obtain the joint proxy statement/prospectus (when it becomes available) and the other documents filed with the Commission free of charge at the Commission’s website, www.sec.gov. In addition, you may obtain free copies of the joint proxy statement/prospectus (when it becomes available) and the other documents filed by the Company and Ortho with the Commission by requesting them in writing from Quidel Corporation, 9975 Summers Ridge Road, San Diego, CA 92121, Attention: Investor Relations, or by telephone at 858-646-8023, or from Ortho Clinical Diagnostics Holdings plc, 1001 Route 202, Raritan, New Jersey 08869, Attention: Investor Relations, or by directing a written request to SVC Ortho-SVC@SARDVERB.com.

The Company and Ortho and their respective directors and executive officers may be deemed under the rules of the Commission to be participants in the solicitation of proxies. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s proxy statement on Schedule 14A filed with the Commission on April 15, 2021. Information about Ortho’s directors and executive officers and their ownership of Ortho’s ordinary shares is set forth in Ortho’s Annual Report on Form 10-K filed with the Commission on March 19, 2021. These documents may be obtained free of charge from the sources indicated above. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials when they are filed with the Commission.

FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this press release by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, our estimated revenues for the fourth quarter of 2021, and the benefits of the business combination transaction involving the Company, Ortho and Topco, including the combined company’s future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company’s and Ortho’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the evolution of the COVID-19 pandemic and its impact; competition; our development of new technologies, products, and markets; our reliance on sales of our COVID-19 and influenza diagnostic tests; our reliance on a limited number of key distributors; acceptance of our products among physicians, healthcare providers, or other customers; the impact of third-party reimbursement policies; our ability to meet demand for our products; interruptions in our supply of raw materials and other product and production components; costs and disruptions from failures in our information technology and storage systems; international risks, including compliance with product registration requirements and legal requirements, tariffs, currency exchange fluctuations, reduced protection of intellectual property rights, and taxes; worldwide economic, political, and social uncertainty; our development, acquisition, and protection of proprietary technology rights; intellectual property risks and third-party claims of infringement; loss of our Emergency Use Authorization from the U.S. Food and Drug Administration for our COVID-19 products; failures or delays in receiving regulatory approvals, clearances, or authorizations, the loss of previously received approvals, or other adverse actions by regulatory authorities; performance, timing, funding and compliance risks relating to government contracts; product defects; compliance with government regulations relating to the handling, storage, and disposal of hazardous substances; our ability to identify and successfully acquire and integrate potential acquisition targets; our need for additional funds to finance our capital or operating needs; failure to complete the proposed business combination transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary regulatory and shareholder approvals, the sanction of the High Court of Justice of England and Wales and satisfaction of other closing conditions to consummate the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed business combination transaction; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of the Company and Ortho generally. Additional risks and factors are identified under “Risk Factors” in the Company’s Annual Report on Form 10-K filed on February 19, 2021 and subsequent reports filed with the Commission and will be identified under “Risk Factors” in the joint proxy statement/prospectus when it is filed with the Commission.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Neither the Company or Ortho undertakes an obligation to update any of the forward-looking information included in this press release, whether as a result of new information, future events, changed expectations or otherwise, except as required by law.

The City Code on Takeovers and Mergers
The City Code on Takeovers and Mergers does not apply to the proposed business combination.